UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SCHWAB CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ACTION REQUIRED

Please Vote Today!

<Insert Date>

Dear Shareholder:

You are a valued shareholder of at least one of the funds listed below, and I am writing you today to ask that you vote to approve a proposal related to your fund(s).

Schwab Fundamental US Large Company Index Fund

Schwab Fundamental US Small Company Index Fund

Schwab Fundamental International Large Company Index Fund

Schwab Fundamental International Small Company Index Fund

Schwab Fundamental Global Real Estate Index Fund

A Special Meeting of Shareholders is to be held on April 28, 2017. Your vote is very important to us.

We would greatly appreciate your consideration in voting to approve the Amended and Restated Investment Advisory and Administration Agreement as applicable to your fund(s).

The Board of Trustees is recommending that you vote “FOR” the proposal applicable to your fund(s) and believes shareholders will benefit from overall lower total expenses being borne by each fund, as discussed in detail in the proxy statement.

      MANY SHAREHOLDERS HAVE ALREADY VOTED, BUT WE NEED YOUR VOTE FOR THE MEETING TO MOVE FORWARD.

VOTING IS EASY!

1. BY PHONE: Call us at 1-855-835-8315 and a proxy voting specialist will be happy to answer your questions and assist you in placing your vote over the phone. Representatives are available weekdays from 9 a.m. to 10 p.m. Eastern Time or call the toll free number touchtone voting number on your voting instruction form, enter the control number and follow the prompts.

2. BY INTERNET: Logon to the website proxyvote.com: enter the control number on the voting instruction form and follow the prompts.

3. BY MAIL: Sign and return the voting instruction form in the return envelope provided.

So that we may secure your vote, you may receive a call from a representative of our proxy solicitor, who has limited information to protect your privacy. We would greatly appreciate you voting your shares telephonically if you should receive such a call.

On behalf of the Board of Trustees of Schwab Capital Trust, please accept my thanks for your participation in this important matter.

Sincerely,

Jonathan de St. Paer

Senior Vice President, Strategy and Product Development for Schwab Funds

Charles Schwab & Co., Inc.

©2017 Charles Schwab Investment Management, Inc. All rights reserved.

(0317-W1YX)